SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)         March 31, 1998
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                             Linens 'n Things, Inc.
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             (Exact name of registrant as specified in its charter)



         Delaware                        1-12381              22-3463939
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(State or other jurisdiction            (Commission      (I.R.S. Employer
 of incorporation or organization)       File Number)     Identification No.)




6 Brighton Road, Clifton, New Jersey                       07015
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(Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including area code        (973)778-1300
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Inapplicable
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(Former name or former address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

         On March 31, 1998, Linens 'n Things, Inc. (the "Company") entered into a Credit Agreement with The Bank of New York and BNY Capital Markets, Inc. (the "Agreement"). The Agreement amends and restates in its entirety the Credit Agreement, dated as of November 20, 1996 by and among the Company, each subsidiary party thereto, the lenders party thereto and The Bank of New York.

         The effects of the Agreement include, among other things, an extension of the maturity date of the revolving credit facility for an additional sixteen months and a reduction in the size of the credit facility from $125 million to $90 million, with the option to increase the size to $125 million if certain conditions are met.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         a)       Not Applicable.

         b)       Not Applicable.

         c)       Exhibits.

                  10.12 Credit Agreement by and Among Linens 'n Things, Inc., the Subsidiary Borrowers Party Hereto, the Lenders Party Hereto and The Bank of New York, as Agent, with BNY Capital Markets, Inc., as Arranging Agent, dated as of March 31, 1998 is filed as an exhibit to this Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 11, 1998

                               Linens 'n Things, Inc.
                               (Registrant)


                                        WILLIAM T. GILES
                               By: ___________________________
                                        William T. Giles
                                        Chief Financial Officer